Form N-4, Item 24(b)

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                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the inclusion in Post-Effective Amendment No. 20 to the Registration Statement of AUL American Unit Trust (the "Trust") on Form N-4 (File No. 33-31375) in the Statement of Additional Information of our report dated March 15, 2001, on our audits of the combined financial statements of American United Life Insurance Company, and to the incorporation by reference of our report dated February 14, 2001, on our audits of the financial statements of the Trust. We also consent to the references to our Firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                                        /s/  PricewaterhouseCoopers L.L.P.


Indianapolis, Indiana
April 26, 2001